UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 8, 2011 (June 6, 2011)

SINOBIOMED INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51815	20-1945139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Room 4304, 43/F China Resources Building
26 Harbour Road, Wan Chai
Hong Kong, SAR
People's Republic of China
(Address of Principal Executive Offices)

(+852) 2511-0238
(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement

On April 5, 2011, Sinobiomed Inc. (the “Company”) reported its entry into a binding Letter of Intent (“LOI”) with Sitoa Corporation (“Sitoa”), whereby the Company was obligated to acquire Sitoa pursuant to a share exchange transaction that was expected to occur on or before June 1, 2011, subject to final approval from Sitoa shareholders. For details regarding the LOI see the Company’s current report on Form 8-K filed on April 5, 2011.

On June 7, 2011, the Company and Sitoa postponed the planned share exchange transaction, and in lieu thereof, agreed to enter into a Software License Agreement, pursuant to which Sitoa granted the Company, a non-exclusive license to deploy, utilize, market and sell certain computer software programs owned by Sitoa, known collectively as the Sitoa Network and Platform for Inventory-Less Online Selling (the “Technology”). The license is granted for a 5-year term and may be extended by another 5 years upon mutual consent of the parties.  The Company may assign the License to any party, subject to Sitoa’s written consent.  The Company also received the right to use the Sitoa logo for any and all purposes in the support of the marketing of the Technology, including but not limited to advertising, brochures, sales sheets, and other promotional materials and trade shows.

As consideration for its licensing of the Technology, the Company agreed to issue and deliver to Sitoa upon the execution of the Licensing Agreement, 60,000,000 shares of the Company’s common stock, representing 21% of the Company’s issued and outstanding shares (the “Sitoa Stock”), after giving effect to the transactions contemplated by the Licensing Agreement.

The foregoing summary of the material terms of License Agreement does not purport to be complete and is qualified in its entirety be reference to the Licensing Agreement, a copy of which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On June 6, 2011, the stockholders of the Company holding 120,994,396 shares, or approximately 53.31%, of the Company’s issued and outstanding Common Stock, consented in writing to changing the name of the Company to Sitoa Global Inc. (the “Name Change”).  The Name Change will become effective upon the filing of a Certificate of Amendment effecting the Name Change with the Secretary of State of the State of Delaware following the expiration of the 20-day period mandated by Rule 14c of the Securities Exchange Act of 1934.

In anticipation of the Name Change, the Company’s common stock will be quoted under the symbol “STOA,” effective as of June 8, 2011.

Item 7.01   Regulation FD Disclosure.

A copy of the Company’s press release regarding the Licensing Agreement and symbol change, which the Company is furnishing to the Securities and Exchange Commission, is attached as Exhibit 99.1.

The information reported under Item 7.01 in this current report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01   Financial Statement and Exhibits.

(d)     Exhibits.

Number	Description

10.1	Software Licensing Agreement, dated June 7, 2011, by and between, Sinobiomed Inc. and Sitoa Corporation

99.1	Press Release dated June 8, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOBIOMED INC.

Dated: June 8, 2011	By: /s/ George Yu
George Yu
Chief Executive Officer

EXHIBIT INDEX

Number	Description

10.1	Software Licensing Agreement, dated June 7, 2011, by and between, Sinobiomed Inc. and Sitoa Corporation

99.1	Press Release dated June 8, 2011